SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 31, 1998
(Date of earliest event reported)

GS Mortgage Securities Corporation II
(Sponsor)
(Issuer in Respect of Commercial Mortgage Pass-Through
Certificates Series 1997-GL 1)
Exact name of registrant as specified in charter)

Delaware                  33-99774-02   22-3442024
(State or other juris-    (Commission   (I.R.S. Employer
diction of organization)  File No.)     Identification No.)

85 Broad Street, New York, New York      10004
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including area code
(212) 902-1000

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS

		This Current Report on Form 8-K relates to the Trust Fund formed, and the Commercial Mortgage Pass-Through Certificates Series 1997-GL1 issued pursuant to, a Pooling and Servicing Agreement, dated as of August 11, 1997 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as sponsor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, LaSalle National Bank, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (File No. 333-27083) (the "Registration Statement").

		Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.




Pursuant to an EDGAR continuing hardship exemption granted by the Securities and Exchange Commission by letter dated November 5, 1997 as provided in Rule 202 of Regulation S-T, certain information received from the borrowers under the loan documents will be filed separately in paper format.

		This Current Report is being filed by the Trustee, in its capacity as such under the Pooling and Servicing
Agreement, on behalf of the Registrant. The information reported and contained herein has been supplied to the Trustee by one or more of the Master Servicer, the Special Servicer or other third parties without independent review or investigation by the Trustee. Pursuant to the Pooling and Servicing Agreement, the Trustee is not responsible for the accuracy or completeness of such information.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
   INFORMATION AND

Exhibits

Exhibit No.	Description

99.1  	* Certain information received from the borrowers
pursuant to the loan documents.

99.2	      * Consent of KPMG LLP

*IN ACCORDANCE WITH RULE 202 OF REGULATION S-T,
THIS EXHIBIT IS BEING FILED IN PAPER PURSUANT TO A
CONTINUING HARDSHIP EXEMPTION.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

LASALLE NATIONAL BANK, IN ITS CAPACITY AS TRUSTEE
UNDER THE POOLING AND SERVICING AGREEMENT ON
BEHALF OF GS MORTGAGE SECURITIES CORPORATION II,
REGISTRANT

			By: /s/ Russell Goldenberg
			Russell Goldenberg,
			Senior Vice President


Date: January 28, 1999